Exhibit 5

LAW OFFICES

STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.
MUSEUM TOWER
150 WEST FLAGLER STREET
MIAMI, FLORIDA 33130

MIAMI (305) 789-3200 • BROWARD (954) 463-5440

FAX (305) 789-3395
WWW.STEARNSWEAVER.COM

E. RICHARD ALHADEFF
MARK C. ALHADEFF
LOUISE JACOWITZ ALLEN
STUART D. AMES
ALEXANDER ANGUEIRA
CRISTINA M. AVELLO
LAWRENCE J. BAILIN
ANA T. BARNETT
CHRISTOPHER L. BARNETT
PATRICK A. BARRY
JEFFREY S. BARTEL
SUSAN FLEMING BENNETT
LISA K. BERG
RICHARD I. BLINDERMAN
MARK D. BOWEN
MATTHEW W. BUTTRICK
JENNIFER STEARNS BUTTRICK
CARLOS J. CANINO
JOAN M. CANNY
PETER L. DESIDERIO
MARK P. DIKEMAN
DREW M. DILLWORTH
SHARON QUINN DIXON
ALAN H. FEIN
ANGELO M. FILIPPI
ROBERT E. GALLAGHER, JR.
CHAVA E. GENET
ERIN S. GOLDSTEIN
PATRICIA K. GREEN
ALICE R. HUNEYCUTT	RICHARD B. JACKSON
SHARON LEE JOHNSON
MARISSA D. KELLEY
MICHAEL I. KEYES
ROBERT T. KOFMAN
ANASTASIA I. KOKOTIS
DAVID P. LHOTA
PETER D. LOPEZ
TERRY M. LOVELL
JOY SPILLIS LUNDEEN
GEOFFREY MacDONALD
MONA E. MARKUS
BRIAN J. McDONOUGH
ANDREW D. McNAMEE
ANTONIO R. MENENDEZ
FRANCISCO J. MENENDEZ
ALISON W. MILLER
HAROLD D. MOOREFIELD, JR.
JIMMY L. MORALES
JOHN N. MURATIDES
JEFFREY A. NORMAN
ROCIO L. OLIVENCIA
JOHN K. OLSON
KAREN J. ORLIN
JENNIFER I. PERTNOY
DAVID C. POLLACK
DARRIN J. QUAM
THOMAS J. QUARLES
JOHN M. RAWICZ
PATRICIA A. REDMOND	ELIZABETH G. RICE
GLENN M. RISSMAN
ANDREW L. RODMAN
KELLY A. RUANE
RENE G. SAGEBIEN
MIMI L. SALL
NICOLE S. SAYFIE
RICHARD E. SCHATZ
DAVID M. SEIFER
JOSE G. SEPULVEDA
JAY B. SHAPIRO
MARTIN S. SIMKOVIC
CECILIA DURAN SIMMONS
CURTIS H. SITTERSON
MARK D. SOLOV
EUGENE E. STEARNS
BRADFORD SWING
SUSAN J. TOEPFER
ANNETTE TORRES
ROBERT S. TURK
DENNIS R. TURNER
JONATHAN C. VAIR
RONALD L. WEAVER
ROBERT I. WEISSLER
PATRICIA G. WELLES
K. TAYLOR WHITE
MARTIN B. WOODS	OWEN S. FREED
SENIOR COUNSEL

GEORGE KOVAC
OF COUNSEL

DAVID M. SMITH
LAND USE CONSULTANT

TAMPA OFFICE
SUITE 2200
SUNTRUST FINANCIAL CENTRE
401 EAST JACKSON STREET
TAMPA, FLORIDA
33602

(813) 223-4800

FORT LAUDERDALE OFFICE
SUITE 1900
200 EAST BROWARD BOULEVARD
FORT LAUDERDALE, FLORIDA 33301
(954) 462-9500

March 2, 2004

Mr. Alan B. Levan
Chief Executive Officer
BankAtlantic Bancorp, Inc.
1750 East Sunrise Boulevard
Fort Lauderdale, Florida 33304

Re:	BankAtlantic Bancorp, Inc. Offering of Shares of Class A Common Stock

Dear Mr. Levan:

      As counsel to BankAtlantic Bancorp, Inc. (the “Corporation”), we have examined the Restated Articles of Incorporation and Bylaws of the Corporation as well as such other documents and proceedings as we have considered necessary for the purposes of this opinion. We have also examined and are familiar with the proceedings taken by the Corporation to authorize the issuance of up to 6,900,000 shares of Class A

Mr. Alan B. Levan
March 2, 2004

Common Stock of the Corporation (the “Class A Common Stock”). In addition, we have examined a copy of the Prospectus (the “Prospectus”) included in the Corporation’s Registration Statement on Form S-3 pursuant to which the Class A Common Stock will be registered under the Securities Act of 1933, as amended (the “Registration Statement”).

      In rendering this opinion, we have assumed, without independent investigation: (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to original documents of all documents submitted to us as certified or photostatic copies, (iii) the genuineness of all signatures and (iv) the due authorization and execution of the underwriting agreement relating to the offering of the Class A Common Stock as contemplated by the Prospectus. In addition, as to questions of fact material to the opinions expressed herein, we have relied upon such certificates of public officials, corporate agents and officers of the Corporation and such other certificates as we deemed relevant.

      Our opinion expressed below is subject to the qualification that we express no opinion as to any law of any jurisdiction other than the law of the State of Florida and the federal law of the United States of America.

      Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that following the issuance and delivery of the Class A Common Stock against payment of adequate consideration therefore in accordance with the terms of the Prospectus, the Class A Common Stock will be validly issued, fully paid and non-assessable.

      We hereby consent to the use of our opinion as an Exhibit to the Registration Statement and to the reference to our Firm in the Prospectus included therein under the caption “Legal Matters.”

Very truly yours

STEARNS WEAVER MILLER WEISSLER
ALHADEFF & SITTERSON, P.A.